UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 23, 2014 (December 22, 2014)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On December 22, 2014, PAR Electrical Contractors, Inc. (“PAR”), a wholly owned subsidiary of Quanta Services, Inc. (the “Company”), entered into a settlement agreement with San Diego Gas and Electric Company (“SDG&E”), a subsidiary of Sempra Energy, regarding an outstanding change order dispute associated with work performed by PAR for SDG&E’s Sunrise Powerlink Transmission Line Project, which was completed in 2012. The two parties have agreed that PAR will receive a cash payment of $65 million from SDG&E, representing the final amount to compensate PAR for substantially all of the unpaid portion of its costs incurred on the project.

As a result of this settlement agreement, the Company’s management concluded on December 22, 2014 that it expects to recognize an estimated $50 million charge (approximately $31 million net of tax) to provision for long-term contract receivable in the fourth quarter of 2014 due to the change in estimated net realizable value of the contract receivable associated with the Sunrise Powerlink Transmission Line Project. The estimated net impact of this provision on the Company’s results for the fourth quarter of 2014 is an after tax reduction of approximately $0.14 per diluted share.

The Company does not expect to incur any significant cash expenditures as a result of this impairment charge.

Item 7.01	Regulation FD Disclosure.

On December 23, 2014, the Company issued a press release announcing the settlement agreement between PAR and SDG&E referenced in Item 2.06 above. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, earnings per share, margins, impairments and charges, capital expenditures, and other projections of operating or financial results; and other statements that do not relate strictly to historical or current facts. Although the Company’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond the Company’s control, including, among others, the effects of market, industry, economic or political conditions outside the Company’s control; unexpected costs or liabilities that may arise from lawsuits or indemnity claims asserted against the Company; and other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 and any other documents that the Company files with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. The Company does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to the Company’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014	QUANTA SERVICES, INC.

	By:	/s/ Steven J. Kemps
Name: Steven J. Kemps
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated December 23, 2014